UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): November 30, 2010

NUVILEX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7702 E. Doubletree Ranch Rd, Suite #300, Scottsdale, AZ	85541
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (480) 348-8050

EFOODSAFETY.COM, INC.

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In conjunction with the Company’s change of registered certified public accountant, a re-examination of the Company’s financial statements for the year ending April 30, 2009 and the application of generally accepted accounting principles for the application of the purchase method of accounting has caused the Company to restate its April 30, 2009 balance sheet, results of operations and cashflows for the year then ended. As part of this reevaluation the Company obtained a third party valuation analysis and purchase price allocation of the Freedom-2 Holdings, Inc. acquisition. An analysis of the restated April 30, 2009 balance sheet, results of operations and cashflows for the year then ended is as follows.

	April 30, 2009
	As Reported	Adjustment		As Restated
Cash	$ 603,727	$ -		$ 603,727
Marketable securities	31,185	-		31,185
Accounts receivable - net	156,312	-		156,312
Inventory	117,095	-		117,095
Prepaid expenses	214,418	-		214,418
Current portion of loan receivable	60,000	-		60,000
Total Current Assets	1,182,737	-		1,182,737

Property, plant and equipment - net	2,643,875	(152,745)	1	2,491,130
Goodwill	2,113,412	33,141	4	2,146,553
Intangible assets	857,025	(682,981)	2,3	174,044
Other non-current assets
Loan receivable, net of current portion	45,000	-		45,000
Total Assets	$ 6,842,049	$ (802,585)		$ 6,039,464

Current Liabilities
Accounts payable	$ 209,942	$ -		$ 209,942
Accrued expenses	223,459	-		223,459
Current portion of long-term debt	485,395	135,000	7	620,395
Debt discount	-	(123,904)	5,8	(123,904)
Total Current Liabilities	918,796	11,096		929,892

Long-term Liabilities
Long-term debt	1,929,690	52,475	9,10	1,982,165
Tenant deposits	3,987	-		3,987
Total Liabilities	2,852,473	63,571		2,916,044

Stockholders' Equity:
Preferred stock	1	999,999	11	1,000,000
Common stock	24,517	144	6	24,661
Additional paid in capital	33,197,848	(819,063)	6,7,11	32,378,785
Comprehensive income	8,910	-		8,910
Stock not yet issued	250,000	-		250,000
Accumulated deficit	(29,491,700)	(1,047,236)	6	(30,538,936)
Total Stockholders' Equity	3,989,576	(866,156)		3,123,420
Total Liabilities and Stockholders' Equity	$ 6,842,049	$ (802,585)		$ 6,039,464

	For the Twelve Months Ended April 30, 2009
	As Reported	Adjustment		As Restated
Revenues	$ 653,134	$ -		$ 653,134
Cost of revenues	427,410	-		427,410
Gross profit	225,724	-		225,724

Expenses:
Sales and marketing	594,342	-		594,342
Research and development	473,514	-		473,514
General and administrative	5,199,963	134,836	3,6,10	5,334,799
Total operating expenses	6,267,819	134,836		6,402,655
Net loss from operations	(6,042,095)	(134,836)		(6,176,931)

Other income (expense)
Interest income	14,651	-		14,651
Dividend income	3,862	-		3,862
Gain on sale of marketable securities	9,133	-		9,133
Impairment loss recognized for fixed assets	-	(857,024)	3	(857,024)
Interest expense	(27,175)	(9,296)	10	(36,471)
Total other income (expense)	471	(866,320)		(865,849)
Net loss	$ (6,041,624)	$ (1,001,156)		$ (7,042,780)

Loss per share
Basic and diluted	$ (0.03)			$ (0.03)

Weighted average shares outstanding
Basic and diluted	227,949,900			201,914,344

	For the Year Ended April 30,
	As Reported	Adjustment		As Restated
Cash flows from operating activities:
Net loss	$ (6,041,624)	$ (1,001,156)		$ (7,042,780)
Adjustments used to reconcile net loss to net cash
provided by (used in) operating activities:
Stock issued to retained earnings	-	(46,080)	6	(46,080)
Comprehensive income	8,910	-		8,910
Depreciation and amortization	28,830	(165)	1,2	28,665
Common stock issued for services	71,000	181,080	5,6	252,080
Loss on disposal of fixed assets	-	-		-
Abandonment of intangible asset	6,378	-		6,378
Loan receivable accrued interest	(6,875)	-		(6,875)
Loss on impairment of assets	-	857,025	3	857,025
Net amortization of discount/premium	-	(1,800)	10	(1,800)
Change in assets and liabilities:
(Increase) decrease in accounts receivable	223,484	-		223,484
(Increase) decrease in inventory	172,470	-		172,470
(Increase) decrease in prepaid expenses	4,464,625	-		4,464,625
Increase (decrease) in accounts payable	(299,194)	-		(299,194)
Increase (decrease) in accrued expenses	194,124	-		194,124
Increase in debt discount	-	(123,904)	7	(123,904)
Increase (decrease) in short term debt	-	135,000	5	135,000
(Decrease) in deferred revenue	(7,500)	-		(7,500)
Net cash used in operating activities	(1,185,372)	-		(1,185,372)
Cash flows from investing activities:
Cash proceeds from acquisition of Freedom2	7,592	-		7,592
Collection of loan receivable	15,000	-		15,000
Purchase of fixed assets	(5,080)	-		(5,080)
Proceeds from or (purchase) of marketable securities	(31,185)	-		(31,185)
Net cash provided by (used in) investing activities	(13,673)	-		(13,673)
Cash flows from financing activities:
Cash received for stock not issued	250,000	-		250,000
Proceeds from borrowings	61,629	-		61,629
Repayment of debt	(22,398)	-		(22,398)
Net cash provided by financing activities	289,231	-		289,231
Net decrease in cash and cash equivalents	(909,814)			(909,814)
Cash and cash equivalents at beginning of period	1,513,541			1,513,541
Cash and cash equivalents at end of period	$ 603,727			$ 603,727
SUPPLEMENTAL CASH FLOW INFORMATION:
Franchise and income taxes	$ 2,200			$ 2,200
Cash paid for interest	$ 26,508			$ 26,508
Stock issued for acquisition	$ 2,265,634			$ 2,265,634

1.

A change in value from the originally recorded book value of $2,644,437 in Freedom-2 Holdings, Inc. property, plant and equipment to fair value of $2,489,571. The adjustment of Freedom-2 Holdings, Inc. property, plant and equipment generated a reversal of $2,120 in Q4 depreciation expense for the same assets. The depreciation reversal is reflected in a decrease in general and administrative expenses.

2.

The addition of $176,000 of intangible assets acquired from Freedom-2 Holdings, Inc. Related amortization expense of $1,956 was recorded for the fourth quarter.

3.

Impairment of $857,025 in intangible assets. The impairment is charged to impairment loss recognized for acquired and intangible assets. See Note – 8 Goodwill and Intangible Assets.

4.

A net increase to goodwill as a result in the change to fair value for property, plant & equipment, certain liabilities and the addition of the intangible assets.

5.

An increase in short term debt of $135,000 and general & administrative expenses for the issuance of a convertible note to Kurt Mussina for unpaid severance.

6.

On February 3, 2006, 1,440,000 Common Stock were issued to a shareholder and not placed on the Company’s registry.  The shares are valued at $46,080 ($0.32/share). The share issuance was charged to retained earnings. The shares were issued without registration under the Securities Act of 1933, as amended, in reliance upon the exemption afforded by Section 4(2) of that Act. No underwriters were involved.

7.

Pursuant to the beneficial conversion provisions of the Mussina note (see item 4), a debt discount of $135,000 was charged to additional paid in capital in the amount of $135,000.

8.

Amortization of $11,096 of the debt discount is charged to interest expense for the month of April 2009.

9.

A net increase to long term debt as a result of adjusting certain liabilities to fair value.

10.

A net decrease to long term debt for the amortization of the discount and premium which resulted from recording the mortgage and license fee payables at fair value.

11.

A reclass of $999,999 from APIC to preferred stock in order to show the full value of the convertible preferred stock outstanding.

Total assets for the period ending April 30, 2009 were decreased, pursuant to the above restatements, to $6,039,464 from $6,842,049.

Results of operations for the year ended April 30, 2009 of the above restatements increased the net loss attributable to Common Stockholders by $1,001,156 for a total loss attributable to Common Stockholders for the year then ended of $7,042,780 or ($0.03 per share).

SIGNATURES

      Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

 NUVILEX, INC.

              (Registrant)

Date: January 31, 2011

/s/ Patricia Gruden

Patricia Gruden

Interim Chief Executive Officer